Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 033-63105) pertaining to The Dayton Power and Light Company Employee Savings Plan of our report dated June 17, 2005 with respect to the financial statements and schedules of The Dayton Power and Light Company Employee Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

/s/ Battelle & Battelle LLP
Battelle & Battelle LLP
June 17, 2005
Dayton, Ohio